Registration Statement No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

E. I. DU PONT DE NEMOURS AND COMPANY
(Exact name of registrant as specified in its charter)

1007 MARKET STREET
DELAWARE	WILMINGTON, DELAWARE 19898	51-0014090
(State or other jurisdiction	(Address of principal	(I.R.S. Employer
of incorporation or organization)	executive offices)	identification no.)

DuPont Retirement Savings Plan
Retirement Savings Restoration Plan
Savings & Investment Plan of E. I. du Pont de Nemours and Company
DuPont Salary Deferral & Savings Restoration Plan
(Full title of the plans)

JEFFREY L. KEEFER, EXECUTIVE VICE PRESIDENT—DUPONT FINANCE
E. I. DU PONT DE NEMOURS AND COMPANY
1007 MARKET STREET
WILMINGTON, DELAWARE 19898
(Name and address of agent for service)
TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENTS FOR SERVICE:
302-774-1000

APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
PURSUANT TO THE PLANS:
From time to time after effective
date of Registration Statement

PART I
Item 1. Plan Information
Item 2. Registrant Information and Employee Plan Annual Information
PART II
Item 3. Incorporation of Certain Documents by Reference
Item 4. Description of DuPont Common Stock
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 8. Exhibits
Item 9. S-K Item 512 Undertakings
SIGNATURES
INDEX TO EXHIBIT
Amendment to Savings & Investment Plan
Description of Amendment to Du Pont Salary Deferral & Savings Restoration Plan
DuPont Retirement Savings Plan: Excerpt from Enrollment Booklet
Retirement Savings Restoration Plan: Description
Opinion of Counsel
ERISA qualification undertaking
Consent of Independent Registered Public Accounting Firm
Powers of attorney

INTRODUCTORY NOTE
E. I. du Pont de Nemours and Company (“DuPont”) is amending its Registration Statement on Form S-8 (No. 333-129496), relating to the offering of shares of DuPont Common Stock, par value $0.30 per share, under the Savings and Investment Plan, to include the DuPont Retirement Savings Plan, Retirement Savings Restoration Plan and DuPont Salary Deferral & Savings Restoration Plan (together the “Plans”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
     Not required to be filed with this Registration Statement.
Item 2. Registrant Information and Employee Plan Annual Information
     Not required to be filed with this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
          No amendment necessary; see Registration Statement on Form S-8 (No. 333-129496).
Item 4. Description of DuPont Common Stock
          No amendment necessary; see Registration Statement on Form S-8 (No. 333-129496).
Item 5. Interests of Named Experts and Counsel
     The validity of the issue of DuPont Common Stock offered hereby has been passed on by Stacey J. Mobley, Esq., Senior Vice President and Chief Administrative Officer and General Counsel of DuPont. Mr. Mobley beneficially owned as of January 23, 2007, 710,224 shares of DuPont Common Stock, including 623,967 shares of which he has the right to acquire beneficial ownership within 60 days through the exercise of stock options awarded under DuPont’s compensation plans.
Item 6. Indemnification of Directors and Officers
     Under provisions of the Bylaws of DuPont, each person who is or was a director or officer of DuPont shall be indemnified by DuPont to the full extent permitted or authorized by the General Corporation Law of Delaware against any liability, cost or expense asserted against such director or officer and incurred by such director or officer in any such person’s capacity as director or officer, or arising out of any such person’s status as a director or officer. DuPont has purchased liability insurance policies covering its directors and officers to provide protection where DuPont cannot indemnify a director or officer.
Item 8. Exhibits

Exhibit
Number	Description

4(b).1	Amendment to Savings & Investment Plan of E. I. du Pont de Nemours and Company effective January 1, 2007

4(b).2	DuPont Salary Deferral & Savings Restoration Plan, as last amended effective March 1, 2003 (incorporated by reference to Exhibit 10.6 of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003)

4(b).3	Description of amendment to DuPont Salary Deferral & Savings Restoration Plan effective January 1, 2007

4(b).4	DuPont Retirement Savings Plan: Excerpt from Enrollment Booklet

4(b).5	Retirement Savings Restoration Plan: Description

5(a).1	Opinion of Counsel dated January 23, 2007

5(b).1	ERISA qualification undertaking

Exhibit
Number	Description
23(a).1	Consent of Independent Registered Public Accounting Firm dated January XX, 2007

23(b).1	Consent of Stacey J. Mobley, Esq. included in the opinion filed as Exhibit 5(a).1 to this Registration Statement dated January 23, 2007

24	Powers of attorney authorizing certain officers to sign the registration statement and amendments thereto on behalf of officers and directors
Item 9. S-K Item 512 Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Wilmington, State of Delaware, on January 23, 2007.

E. I. DU PONT DE NEMOURS AND COMPANY

By:	/s/ Jeffrey L. Keefer

Jeffrey L. Keefer
Executive Vice President—DuPont Finance and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
C. O. Holliday, Jr., Chairman and Director
A. J. P. Belda, Director
R. H. Brown, Director
C. J. Crawford, Director
J. T. Dillon, Director
E. I. du Pont, Director
L. D. Juliber, Director
M. Naitoh, Director
S. O’Keefe, Director
W. K. Reilly, Director
C. M. Vest, Director

By:	/s/ Jeffrey L. Keefer

Jeffrey L. Keefer
Executive Vice President—DuPont Finance
(Principal Financial and Accounting Officer
and Attorney-In-Fact for bracketed individuals)
(January 23, 2007)

By:	/s/ Stacey J. Mobley

Stacey J. Mobley
Senior Vice President and
Chief Administrative Officer and
General Counsel—DuPont Legal
(Attorney-In-Fact for bracketed individuals)
(January 23, 2007)
     Powers of attorney authorizing Jeffrey L. Keefer and Stacey J. Mobley jointly, to sign the registration statement and amendments thereto on behalf of the above-named directors and officers are filed with the registration statement.
     Pursuant to the requirement of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on January 23, ,2007.

DuPont Retirement Savings Plan
DuPont Salary Deferral & Savings Restoration Plan

Retirement Savings Restoration Plan
Savings and Investment Plan of
E. I. du Pont de Nemours and Company

By:	/s/ Robert W. Slone

Robert W. Slone
Director
Global Rewards, Policy & Strategy and US Delivery

INDEX TO EXHIBIT

Exhibit
Number	Description

4(b).1	Amendment to Savings & Investment Plan of E. I. du Pont de Nemours and Company effective January 1, 2007

4(b).2	DuPont Salary Deferral & Savings Restoration Plan, as last amended effective March 1, 2003 (incorporated by reference to Exhibit 10.6 of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003)

4(b).3	Description of amendment to DuPont Salary Deferral & Savings Restoration Plan effective January 1, 2007

4(b).4	DuPont Retirement Savings Plan: Excerpt from Enrollment Booklet

4(b).5	Retirement Savings Restoration Plan: Description

5(a).1	Opinion of Counsel dated January 23, 2007

5(b).1	ERISA qualification undertaking

23(a).1	Consent of Independent Registered Public Accounting Firm dated January 23, 2007

23(b).1	Consent of Stacey J. Mobley, Esq. included in the opinion filed as Exhibit 5(a).1 to this Registration Statement dated January 23, 2007

24	Powers of attorney authorizing certain officers to sign the registration statement and amendments thereto on behalf of officers and directors